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EXHIBIT 10.8

                                    AGREEMENT

THIS AGREEMENT is between PARK MERIDIAN BANK, a North Carolina banking association ("Financial Institution"), and FINANCIAL NETWORK INVESTMENT CORPORATION, a California Corporation ("FNIC"), and is dated for reference as of July 20, 1995.

                                    Recitals

A. WHEREAS, Financial Institution is a bank doing business within the State of North Carolina, (the "State").

B. WHEREAS, FNIC is a licensed broker/dealer actively involved in the sale of debt and equity securities, mutual funds, fixed and variable annuities, insurance and other investment, (collectively referred to as "Products");

C. WHEREAS, Financial Institution has reviewed the reputation and business practices of FNIC prior to entering this agreement; and

D. WHEREAS, Financial Institution desires to have FNIC make itself available to execute orders to purchase and sell Products for customers of Financial Institution.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:

                                    Agreement

      1. Introduction of FNIC. The parties shall agree upon certain actions to be taken by Financial Institution to introduce the availability of FNIC's broker/dealer services.

      2.    Services by FNIC. FNIC will perform the following:

            a. Advise and assist regarding the placement and setup of FNIC Branch Offices ("Branch Offices") on Financial Institution premises;

            b. Advise and assist in the development and execution of a general marketing plan;

            c. Recommend one or more registered representatives to execute orders to purchase and sell Products for customers of Financial Institution, such registered representatives shall be subject to the continuing approval of Financial Institution;

            d. Recommend and advise Financial Institution on the selection of Products that will be available for sale at Branch Office, which Products shall be subject to the continuing approval of Financial Institution;

            e. Maintain at all times compliance and procedures guides for the operation of the FNIC program;

            f. Provide brokerage back office functions, including, but not limited to, commission accounting, due diligence, data processing, trading and operations.

      3. FNIC Branch Offices; Separation of Business. The parties intend that FNIC will open branch Offices at such branches of Financial Institution as the parties may agree in the future. FNIC and Financial Institution shall maintain strict and total separation of their respective businesses, including separation of records and physical facilities, and shall conduct their respective businesses at all times so as not to lead to confusion between the business conducted by Financial Institution and the business conducted by the FNIC Branch Office. Any space used by FNIC within a Financial Institution branch should be located in an area which is physically distinct from the area where retail deposits are taken and shall prominently display FNIC's name and logo. Financial Institution shall provide space, telephone and telephone lines, (any direct lines will be answered with FNIC's name) and furniture to FNIC. Financial Institution may provide occasional administrative or clerical support as requested by FNIC and if agreed to by Financial Institution.


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      4.    Promotional Cooperation. The parties may agree from time to time on advertising and promoting the advice and services of FNIC through promotional literature mailed to current Financial Institution customers and others, newspaper and other media advertisements, seminars, and other approaches. Any such advertisements or promotions shall contain conspicuous and easy to comprehend disclosures concerning the nature of and risk associated with nondeposit investment products. The costs of all such marketing shall be shared by the parties as they may agree. Each party must obtain prior written permission from the other party before distributing any advertisement or promotional material of any kind that refers to the other party or the advice and services available from it.

      5. Regulatory Compliance by Financial Institution and FNIC. Financial Institution and FNIC acknowledge their respective obligations to comply with all applicable laws and regulations and specifically reference the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. (the "NASD"), the Federal Deposit Insurance Corporation, the North Carolina Banking Commission, and the provisions of the Interagency Statement on Retail Sales of Nondeposit Investment Products published by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Officer of Comptroller of the Currency and the Office of Thrift Supervision dated February 15, 1994, a such statement may be amended from time to time (the "Interagency Statement"). Each of Financial Institution and FNIC agree to conduct its activities in a manner consistent with the Interagency Statement. Each of Financial Institution and FNIC further agrees to comply with the provisions of FNIC's policies and practices guide, to the extent such procedures and policies relate to Financial Institution and FNIC, as the case may be, as such guide may be modified from time to time, current copies of which FNIC has provided or will provide to Financial Institution. FNIC agrees to provide to Financial Institution such notices and records necessary to permit Financial Institution to comply with Part 344 of the regulations of the Federal Deposit Insurance Corporation or any successor or replacement regulation. FNIC's and Financial Institution's duties and obligations pursuant to the Interagency Statement, FNIC's guide and/or Financial Institution's compliance manual shall include, but are not limited to, the following:

            a. Financial institution shall not make any loans to FNIC customers if Financial Institution has actual knowledge that the proceeds of the loan are to be used for the purchase of Securities through FNIC so long as this practice is prohibited by any rule applicable to FNIC or Financial Institution.

            b. Financial Institution further acknowledges that its employees who are not registered representatives with the NASD shall not recommend the purchase of, or provide detailed information on, the purchase or sale of any Products. Financial Institution shall only inform potential customers of the availability of the services of FNIC.

            c. Financial Institution acknowledges that it is a "person associated with a broker or dealer" as defined in Section 3(a)(18) of the Securities Exchange Act of 1934 as amended.

            d. Financial Institution shall institute policies and procedures reasonably necessary to insure compliance by its employees with all applicable governmental rules, regulations, orders and statements, including but not limited to, the provisions of the Interagency Statement. In particular, Financial Institution shall issue a written statement (the "Policy Statement") that assesses the risks associated with the activities contemplated by this agreement and provides a summary of the policies and procedures that Financial Institution has established to address these risks. Such policies and procedures and the Policy Statement shall be periodically reviewed, approved and adopted by the board of directors of Financial Institution.

            e. FNIC and Financial Institution shall each establish and maintain compliance programs which monitor customer complaints and periodically review customer accounts to detect and prevent abusive practices.

      6.    Compensation to Financial Institution and FNIC.

            a. FNIC shall pay Financial Institution rent in the amount specified in the "Rent Schedule" ("Schedule"), attached hereto and made part hereof as Exhibit "A". The rent as set forth on the schedule shall be negotiated on a calendar quarter basis between the parties. The Schedule as renegotiated shall become


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                  a part of this Agreement and shall supersede and replace all prior Schedules. Such rent shall constitute full and complete compensation to Financial Institution for space used and expenses incurred under this Agreement.

            b. At Branch offices, transactions shall be effected only by registered representatives associated with FNIC who shall undertake such affiliation with FNIC in addition to their employment by Financial Institution. Each dual affiliate shall enter into a contract with Financial Institution setting forth the terms of such individual's affiliation as a FNIC registered representative and as a Financial Institution employee. Financial Institution shall not have any responsibility for supervision of the brokerage activities performed by registered representatives or for compliance by registered representatives with FNIC's guidelines established for such persons. Financial Institution shall pay the compensation of and provide benefits to the dual affiliates in amounts to be determined solely by Financial Institution. FNIC will not pay any compensation nor withhold any employment taxes nor provide any benefits to such dual affiliates.

            c. FNIC and Financial Institution shall not structure the compensation of registered representatives in such a way as to result in unsuitable recommendations or sales being made to customers. FNIC further agrees to enter into a written contract with each registered representative and to obtain Financial Institution's approval of the terms of such contract.

            d. Financial Institution's employees or tellers who participate in referral programs that include compensation features shall not be compensated based on whether or not such referrals result in the sale of Products to the referred party.

            e. Financial Institution's employees who perform compliance and/or audit functions in connection with FNIC's sale of Products pursuant to the terms of this agreement shall not receive incentive compensation which is directly related to the sale of such Products.

      7. Term. This Agreement shall continue in force unless terminated by 30 days' written notice given at any time by any party hereto. This agreement shall terminate on any earlier date required by the order of any governmental agency with jurisdiction over either party.

      8. Non-Competition by Financial Institution. Financial Institution agrees to direct all its customers' securities, fixed and variable annuities and investment advisory business to FNIC during the term of this agreement and Financial Institution shall not compete with FNIC in the State nor shall it recommend the advice or services of any other broker/dealer, insurance agency or investment advisor.

      9. FNIC Services Not Exclusive. This Agreement shall not restrict the ability of FNIC to carry on its business or to open and operate branch offices in other locations.

      10. Customers Accounts Are Controlled By Financial Institution. FNIC makes no proprietary claim to customer accounts. In the event this Agreement is terminated, FNIC agrees to cooperate, subject to applicable securities regulations, in the transfer of all accounts associated with and registered representatives employed by Financial Institution. Financial Institution agrees for a period of two years not to solicit any other retail accounts, registered representatives or financial institutions associated with FNIC nor to permit a registered representative associated with FNIC to work, directly or indirectly, at Financial Institution in the area of marketing Products. If accounts are not transferred in a timely manner, then FNIC reserves the right to service these accounts as required by NASD guidelines. In any event, FNIC will maintain all records required by law or regulation.

      11.   Representations and Indemnification.

            a. FNIC represents and warrants to Financial Institution that it is a California corporation in good standing, that it has or will have all governmental licenses and permits necessary for it to carry on the activities contemplated by this agreement, that it is not the subject of any disciplinary or license revocation proceeding in any jurisdiction and that it may enter into and perform this agreement without violating any law, or any contractual or other obligation it has to anyone else. These representations



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                  shall survive the termination of this agreement. FNIC shall promptly inform Financial Institution if it becomes the subject of any disciplinary or license revocation proceeding, or if it is the subject of any governmental order that affects its right or ability to perform its obligations under this agreement. FNIC shall indemnify and hold Financial Institution harmless against all claims and damages, including attorney's fees, arising out of the broker/dealer activities to be conducted by FNIC pursuant to this agreement or FNIC's breach of this agreement.

                  FNIC represents that upon execution of this agreement it will cause Financial Institution to be listed as an additional insured to FNIC's errors and omissions insurance policy. FNIC agrees to maintain in full force and effect during the term of this agreement the broker/dealer "E&O" insurance coverage in the amount and term as represented to Park Meridian Bank in June 1995 (minimum $10,000,000 aggregate coverage). FNIC does not commit to maintain this policy in perpetuity; at some point in the future this type of policy may not be available or it may only be available at a price or from an insurance carrier deemed not to be acceptable in which event coverage would lapse. FNIC agrees to give Financial Institution prompt notice of the termination or lapse of this insurance policy.

            b. Financial Institution represents and warrants to FNIC that it is a banking association in good standing, that the terms and provisions of this agreement have been adopted and approved by its board of directors, that it is not the subject of any disciplinary or license revocation proceeding in any jurisdiction and that it may enter into and perform this agreement without violating any contractual or other obligation it has to anyone else. These representations shall survive the termination of this agreement. Financial Institution shall promptly inform FNIC if it becomes the subject of any disciplinary or license revocation proceeding, or if it is the subject of any governmental order, that affects its right or ability to perform its obligations under this agreement. Financial Institution shall indemnify and hold FNIC harmless against all claims and damages, including attorney fees, arising out of the breach by Financial Institution of this agreement or of the provisions contained in the FNIC guide.

      12. Scope of Assumption. Financial Institution acknowledges and agrees that under this agreement FNIC obtains certain rights to offer advice and services to customers of Financial Institution, and to others. FNIC does not otherwise assume any of the assets or liabilities of Financial Institution, which shall remain the exclusive property and responsibility of Financial Institution.

      13. Right of Inspection; Confidentiality. FNIC hereby authorizes Financial Institution to monitor and periodically review and verify FNIC's and its Registered Representatives' compliance with the terms of this agreement and agrees to provide Financial Institution with reasonable access to appropriate records in connection with any such activities. FNIC shall also provide Financial Institution or its regulatory examiners with reasonable access to appropriate records in connection with any inspection by Financial Institution or its regulatory examiners of FNIC's Branch Offices which Financial Institution is required to make pursuant to the rules and regulations of state and federal regulatory agencies.

            Financial Institution shall provide FNIC with reasonable access to appropriate records in connection with any inspection by FNIC or its regulatory examiners of Financial Institution or FNIC's Branch Offices, and shall permit FNIC to copy such records, provided that such inspection and copying is limited to the broker/dealer activities contemplated by this agreement.

            All information obtained or reviewed in such inspections or through the course of business during the term of this agreement shall be held in strict confidence by FNIC or Financial Institution. Financial Institution agrees to return to FNIC any materials provided by FNIC upon termination of this agreement and shall not use same thereafter. FNIC agrees to return to Financial Institution any customer lists or other materials provided by Financial Institution upon termination of this agreement and shall not use same thereafter. Neither party shall permit any third party to copy or use these materials at any time.

      14. Arbitration. Any claim or controversy arising out of or relating to the negotiation, performance or breach of this agreement, the meaning of or obligations imposed by this agreement, or the arbitrability of any such question including any issue as to the jurisdiction of the arbitrator, shall be decided by arbitration pursuant to the rules of the American Arbitration Association then in effect.



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      15.   Attorneys' Fees. The prevailing party in any arbitration or litigation arising from the interpretation or enforcement of this agreement shall be entitled to recover its attorneys' fees and costs, including those incurred on appeal, as determined by the arbitrator or court.

      16. Notices. All notices, requests, demands and other communications under this agreement shall be in writing and shall be deemed to have been given on the earlier of the date of actual receipt, or three days after mailing if mailed first class, postage prepaid, and addressed to the party at the following address:

                                    Park Meridian Bank
                                    6826 Morrison Boulevard
                                    Charlotte, North Carolina 28211
                                    Attn:   Ralph N. Strayhorn, III
                                            Senior Vice President


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                                    Financial Network Investment Corporation
                                    2780 Skypark Drive, Suite 300
                                    Torrance, California 90505
                                    Attn:   John S. Simmers
                                            Executive Vice President

      17. Partial Invalidity. If any portion of this agreement is held to be invalid or unenforceable, the remainder of the agreement shall continue in full force and effect.

      18. Relationship of Parties. Financial Institution and FNIC are independent of each other and each party has sole responsibility and authority for the conduct of its own business. By the terms of this agreement, no party is the agent, employee, joint venturer or partner of the other. No party has the right to bind any other party in any way.

      19. Assignment. This agreement shall inure to the benefit of the parties and their legal representatives, successors and assigns, but no party may assign rights or obligations under this agreement without the prior written approval of the other parties hereto.

      20. Merger. This agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them concerning its subject. There are no other oral or written representations, agreements or understandings between them relating to its subject. No amendment, modification, or waiver of this agreement shall be binding unless executed in writing. No waiver of any of the provisions of this agreement shall be a continuing waiver unless expressly provided.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date set out next to their respective names.

PARK MERIDIAN BANK
A North Carolina Banking Association

By:      /s/ Kevin T. Kennelly, President
        ---------------------------------

Date:   8-7-95
        ---------------------------------

Tax ID No.:  56-1716464
             ----------------------------


FINANCIAL NETWORK INVESTMENT CORPORATION
A California Corporation

By:     /s/  Jack R. Handy, Jr.
        ---------------------------------

Date:   08-04-95
        ---------------------------------




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